U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 15, 2017

INTEGER HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-16137	16-1531026
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2595 Dallas Parkway, Suite 310, Frisco, Texas	75034
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (214) 618-5243

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b).        On September 15, 2017, Thomas J. Mazza, vice president, corporate controller, treasurer and principal accounting officer of Integer Holdings Corporation (the “Company”), notified the Company of his intention to retire after 14 years of service. He plans to remain with the Company through the filing of the Company’s fiscal 2017 year-end results. Mr. Mazza, who has responsibility for accounting, financial reporting, treasury, and tax, joined the Company in 2003 and has held numerous positions at the Company, including senior vice president and chief financial officer. The Company intends to commence a search for his successor promptly and expects to consider both internal and external candidates.

Joseph W. Dziedzic, the Company’s president and chief executive officer, commented, “I want to thank Tom for his many contributions to Integer over the past 14 years, including the key role that he has played in positioning Integer for continued growth. Over the years, we have relied on Tom’s business acumen, disciplined approach to finance and extensive knowledge of our organization to provide strategic financial leadership during a time of considerable growth and change. We appreciate Tom’s commitment to ensuring that there is a smooth transition over the next several months and wish him well in his retirement.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: September 21, 2017	INTEGER HOLDINGS CORPORATION

	By:	/s/ Timothy G. McEvoy
Timothy G. McEvoy
Senior Vice President, General Counsel & Secretary